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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-4 No. 333-225018) and the related Proxy Statement/Prospectus of EQT Midstream Partners, LP, and to the incorporation by reference therein of (i) our report dated June 12, 2018, with respect to the combined financial statements of EQT Midstream Partners, LP and Subsidiaries included in EQT Midstream Partners, LP's Current Report (Form 8-K) dated June 12, 2018, and (ii) our report dated February 15, 2018, with respect to the effectiveness of internal control over financial reporting of EQT Midstream Partners, LP and Subsidiaries as of December 31, 2017 included in EQT Midstream Partners, LP's Annual Report (Form 10-K) for the year ended December 31, 2017, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 18, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm